                              EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT dated November 15, 1995, between Auto Bond Acceptance Co., a Texas corporation (the "Company"), and Adrian Katz, an individual (the "Employee");

                              W I T N E S S E T H:

      WHEREAS, the Company desires to employ the Employee for the period of time set forth herein; and

      WHEREAS, the Employee is willing to undertake the duties hereinafter set forth and to be subject to the restrictions hereinafter specified in exchange for the substantial inducements and incentives herein set forth;

      NOW, THEREFORE, the Company and the Employee agree as follows:

      1. Term. The Company hereby retains the Employee as Vice Chairman and Chief Operating Officer of the Company for a three-year term commencing on the date hereof and continuing until the three-year anniversary of the date hereof (such period being hereinafter sometimes called the "term of this Agreement"); provided, however, that the Company shall give the Employee at least six months notice of its intention not to extend the term of this Agreement and the term of this Agreement shall be automatically extended until six months shall have elapsed following delivery of such notice. The Employee accepts such employment and agrees to perform the services specified herein, all upon the terms and conditions hereinafter stated.

      2. Duties as Employee. The Employee shall serve the Company in the capacity of Vice Chairman and Chief Operating Officer and shall report to, and be subject to the general direction and control of, the Board of Directors of the Company (the "Board") and the Chief Executive Officer ("CEO") of the Company. The Employee shall perform the executive, management and administrative duties of the Vice Chairman and Chief Operating Officer of the Company and such other executive duties as are from time to time assigned to him by the Board of Directors or the CEO and as are not inconsistent with the provisions hereof.

      3. Time and Availability. The Employee shall devote his full business time and attention to the business of the Company, and, except as may be specifically permitted by the Company, shall not be engaged in any other business activity during the term of this Agreement. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises, provided, however, that such investments do not


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require  services on the part of the Employee  which would in any way impair the performance of his duties under this Agreement.

      4. Compensation. As compensation for the services the Employee will provide to the Company hereunder and for the agreements of the Employee set forth herein, the Company shall (i) grant Employee the Bonus Shares in accordance with the provisions of Section 10 hereof and (ii) pay to the Employee a salary of $12,500 (the "Salary") per full calendar month of service completed. From time to time during the term of this Agreement, the Employee's salary may be increased by, and at the sole discretion of, the Board, in which case the amount of such increased salary shall thereafter be deemed to be the amount of salary contracted for in this Agreement. In addition, the Board may grant the Employee additional compensation in the form of bonuses or stock options or such other consideration as may be determined from time to time in the sole discretion of the Board. The Salary set forth herein shall be payable in monthly or semi-monthly installments in accordance with the payroll policies of the Company in effect from time to time during the term of this Agreement.

      5. Benefits. During the term of this Agreement, the Employee shall be entitled to participate in all employee benefit plans and arrangements in the same manner as other executive officers of the Company.

      6. Expenses. During the term of this Agreement, the Company shall pay or reimburse the Employee, upon submission of an appropriate statement by him documenting such expenses as required by the Internal Revenue Code, for all out-of-pocket expenses for entertainment, travel, meals, hotel accommodations and the like incurred by him in the interest of the business of the Company and in accordance with such procedures established by the Board. In addition, the Company shall pay all pre-approved out-of-pocket expenses incurred by the Employee in relocating to the Austin, Texas area.

      7. Termination.

            (a) Death. If the Employee should die during the term of this Agreement, the Company shall have no further obligation hereunder to the Employee, his spouse or his estate except to pay to the Employee's spouse if she should survive him, or to the Employee's estate if his spouse shall not survive him, the Salary accrued through the end of the month in which the Employee's death occurred. All such payments to the Employee's spouse or estate shall be made in the same

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



      manner and at the same times as the Salary would have been paid to the Employee had he not died.

            (b) Disability. If during the term of this Agreement, the Employee shall be prevented from performing his duties hereunder by reason of disability, and such disability shall continue for a period of six months, then the Company, upon 30 days' prior written notice to the Employee, may terminate this Agreement at any time after the expiration of such six-month period. For purposes of this Agreement, the Employee shall be deemed to have become disabled when the Board, upon the advice of a licensed physician (mutually approved by the Company and the Employee or the representative of the Employee in the event of his inability to approve), shall have determined that the Employee has become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing his duties under this Agreement. If the Company terminates this Agreement, then the Company shall have no further obligation to the Employee except to pay to the Employee, or in the event of his subsequent death, to his spouse if she should survive him or to his estate if his spouse shall not survive him, the Salary accrued through the end of the month in which the Company terminated this Agreement. All such payments to the Employee or his spouse or estate shall be made in the same manner and at the same times as the Salary would have been paid to the Employee had he not become disabled.

            (c) Termination by Employee. If the Employee voluntarily terminates this Agreement, then the Company shall have no further obligation to the Employee except to pay to the Employee the Salary accrued through the date on which the Employee terminated this Agreement. Such payment to the Employee shall be made in the same manner and at the same times as the Salary would have been paid to the Employee had he not terminated this Agreement.

            (d) Discharge for Cause. Notwithstanding any other provision of this Agreement, if prior to the expiration of the term of this Agreement the Employee shall be discharged by the Company for cause, then this Agreement shall automatically terminate (except for the provisions of Sections 8, 9, 10 and 12 which shall continue in effect), and upon such termination, the Company shall have no further obligation to the Employee except that the Company shall pay to the Employee an amount equal to the Employee's base salary accrued to the date of such termination. For purposes of this Agreement, a discharge

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



      for cause shall mean a discharge resulting from a good faith determination by the Company (after the Employee has been given notice of such intended termination and, if the reasons for such termination can be cured, a period of 10 days to cure such reasons) that the Employee (i) has been convicted of a crime involving fraud, theft or embezzlement or of any other crime involving moral turpitude, (ii) has failed or refused to follow reasonable policies or directives established by the Company, (iii) has persistently failed to attend to his duties hereunder, (iv) has committed acts amounting to gross negligence or willful misconduct to the substantial detriment of the Company, (v) has breached any material term or provision of this Agreement or (iv) has failed to relocate his residence to the Austin, Texas area on or prior to June 30, 1996. Such payment to the Employee shall be made in the same manner and at the same times as the Salary would have been paid to the Employee had this Agreement not been terminated.

      8. Confidentiality.

            (a) Acknowledgment. The Employee agrees and acknowledges that in the course of rendering services to the Company and its Clients (as defined below) he will have access to and will become acquainted with confidential information about the professional, business and financial affairs of the Company, the Company's direct or indirect subsidiaries (for purpose of Sections 8 and 9 herein, the term Company shall include any of the Company's direct or indirect subsidiaries), the Company's strategy and procedures and the Company's Clients, and may in the future contribute to such information. As used in this Agreement, the term "Clients" refers to any entity in the sub-prime automobile financing or refinancing business with which the Company conducts business. The Employee further recognizes that he is employed as a key employee, that the Company is engaged in a highly competitive business, and that the success of the Company in the marketplace depends upon its good will and reputation for providing exemplary services to its Clients by developing, innovative, aggressive, cutting-edge and/or novel methods of financing or refinancing the purchase of automobiles in the sub-prime market, and arranging financing for companies that are in the business of financing the purchase of automobiles in the sub-prime market. The Employee recognizes that in order to guard the legitimate interests of the Company it is necessary for the Company to protect all such confidential information, good will and reputation.

            (b) Proprietary Information. In the course of his service to the Company, the Employee may have access to and may help

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



create confidential information, including, but not limited to: the identity of proposed transactions or the parties thereto, the status of negotiations concerning proposed transactions, forecasts, budgets, pricing information, Company developed methods of operation, risk management strategies and procedures, Client lists, lists of contact persons at Clients, specialized know-how developed by the Company, business documents or information, marketing data, trade secrets, personnel roster, including the identity, qualifications and/or salary scale of any consultant or other Company employee, and other information generated by the Company or arising in connection with the Company's business the disclosure of which would give an advantage to the Company's competitors or Clients. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence which come within the scope of the business activities of the Company as to which the Employee has had or may have access, whether previously existing, now existing or arising hereafter, whether or not conceived or developed by others or by the Employee alone or with others during the period of his service to the Company, and whether or not conceived or developed during regular working hours. "Proprietary Information" shall not include (a) any information which is in the public domain during the period of service by the Employee, provided such information is not in the public domain as a consequence of disclosure by the Employee in violation of this Agreement or by any other person who was contractually obligated not to disclose such information and (b) any information not considered confidential information by similar enterprises operating in the sub-prime automobile finance industry.

            (c) Fiduciary Obligations. The Employee agrees and acknowledges that Proprietary Information belongs solely to the Company and is of critical importance to the Company and that a use or disclosure of the Proprietary Information in violation of this Section 8 may seriously and irreparably impair and damage the Company's businesses. The Employee therefore agrees, while he is an employee of the Company and at all times thereafter, (a) to keep all Proprietary Information in a fiduciary capacity for the sole benefit of the Company and (b) not to use the Proprietary Information for the benefit of the Employee or any other person or entity.

            (d) Non-Disclosure. The Employee shall not disclose, directly or indirectly (except as required by law), any Proprietary Information to any person other than (a) the Company, (b) employees of the Company that the Employee reasonably believes have been authorized to receive such information,
(c) such other persons to whom the Employee has been instructed to make disclosure by the

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



Board, or (d) the Employee's counsel so long as such counsel agrees to keep all Proprietary Information confidential (in the case of clause (b) only to the extent required in the course of the Employee's service to the Company). At the termination of employment hereunder, the Employee shall deliver to the Company all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and shall not retain or use any copies or summaries thereof.

      9. Non-Competition and Non-Solicitation.

            (a) Non-Competition Covenant.

            The Employee acknowledges and agrees that (a) in order for the Company to further ensure that the Proprietary Information will be used solely for the benefit of the Company and not for the benefit of the Employee or any other person or entity and (b) in consideration of being permitted to acquire shares of Company common stock and/or options or warrants to purchase shares of Company common stock, the Employee has agreed not to compete with the Company to the extent provided in this Section. The Employee covenants and agrees that during the Restricted Covenant Period (as that term is defined below), the Employee shall not, whether for his own account or for any other person or organization other than the Company, (a) manage, operate, control, assist (directly or indirectly), or participate in the management, operation or control of, (b) serve as a director, officer, partner, manager, employee or consultant of, or own more than five percent of the outstanding voting securities of, or
(c) lease property to any enterprise which, within the Restricted Area (as that term is defined below), carries on the businesses of financing or refinancing the purchase of automobiles in the sub-prime market or arranging financing for companies that are in the business of financing the purchase of automobiles in the sub-prime market. The Employee further agrees that, during the Restrictive Covenant Period and within the Restricted Area, he shall not knowingly call upon, solicit, divert, attempt to solicit or divert, or conduct or carry on any business with any of the former Clients, current Clients or potential Clients of the Company known to the Employee (including for this purpose only those former Clients who were Clients during the last twelve (12) months of his employment with the Company), without in each case obtaining the prior written consent of the Company. Notwithstanding the foregoing, nothing in this Agreement shall prevent the Employee from engaging in the business of marketing securities backed or secured by sub-prime automobile financing loans.

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



            (b) Non-Solicitation of Employees. The Employee further agrees that during the period commencing on the date hereof and continuing until the second anniversary of the termination of the Employee's employment by the Company, he will not directly or indirectly, solicit the employment or engagement as a consultant of any person who was an employee of or a consultant to the Company at any time during the last twelve months of the Employee's employment with the Company, or hire such employee or engage as a consultant any such person, unless in each case the Employee obtains the prior written consent of the Company.

            (c) Definitions. For the purposes of Section 9.1, the term "Restricted Covenant Period" shall mean the period commencing on the date hereof and terminating on the date 24 months after the Employee's employment with the Company ends. For the purposes of this Section 9, the term "Restricted Area" shall mean the territory within a 40-mile radius of any automobile dealership with which the Company has done business during the term of this Agreement.

            (d) No Conflicting Agreement. The Employee represents and warrants to the Company that he is not bound by the provisions of any agreement with a current or former employer which would prohibit or limit the Employee's ability to render services to the Company as herein provided. The Employee further represents to the Company that in the course of rendering services hereunder he will not divulge to the Company any proprietary information of any other party to whom the Employee owes an obligation of non-disclosure.

      10. Bonus Stock. Subject to the execution by the Employee of a Shareholders' Agreement among the Company and each of its shareholders, on January 1, 1996, the Company shall issue to the Employee a number of shares ("Bonus Shares") of the Company's common stock, no par value per share ("Common Stock"), equal to 10% of the Company's outstanding shares of Common Stock following the issuance of the Bonus Shares. The grant of the Bonus Shares shall be subject to the following conditions:

            (a) Issuance of and Restrictions on Bonus Shares. In the event that all or any portion of the Bonus Shares herein granted are at risk of forfeiture (herein, the "Forfeit Bonus Shares") at the termination of the Employee's employment with the Company due to voluntary termination by the Employee or discharge for cause (pursuant to Section 7(c) or 7(d) hereof), such shares shall be forfeited by Employee and shall be returned to the Company. Until such time as the Bonus Shares are no longer at risk of forfeiture or are forfeited, the Employee shall have all of the voting, dividend and other

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



      rights of a stockholder of the Company, except as otherwise provided herein. Certificates representing the Bonus Shares shall be promptly issued in Employee's name, and shall bear a legend referring to the risks of forfeiture contained herein and prohibiting transfer by the Employee until such time as such shares are no longer at risk of forfeiture. As a condition to the receipt of the Bonus Shares hereunder, Employee shall execute and deliver to the Secretary of the Company an assignment separate from certificate transferring any Forfeit Bonus Shares to the Company.

            (b) Forfeiture. Except as otherwise provided herein, the Bonus Shares shall be subject to the following forfeiture conditions:

                  (i) 50% of the Bonus Shares shall not be subject to forfeiture at any time under any circumstances;

                  (ii) 25% of the Bonus  Shares  shall be at risk of  forfeiture until November 16, 1996, unless the Employee remains an employee of the Company on that date, in which case such risk of forfeiture shall lapse; and

                  (iii) the  remaining  25% of the Bonus Shares shall be at risk of forfeiture until November 16, 1997, unless the Employee remains an employee of the Company on that date, in which case such risk of forfeiture shall lapse; and

                  (iv) under all  circumstances,  100% of the Bonus Shares shall not be forfeited if the Employee is discharged otherwise than for cause, as defined in Section 7(d).

            (c) Employee's Agreement. Employee expressly and specifically agrees that:

                  (i) within 30 days of the date the Bonus Shares are granted to the Employee  hereunder,  the Employee  shall make an election under
            Section 83(b) of the Internal Revenue Code of 1986 to include in his gross income for federal income tax purposes the amount of the fair market value of the Bonus Shares at the date of grant; provided that the Company and the Employee agree that the fair market value shall be equal to the book value of such shares on the last date such book value was determined prior to the date of grant; and

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



                  (ii) the grant of Bonus Shares is special incentive compensation which shall not be taken into account as "wages" or "salary" in determining the amount of payment or benefit to the Employee under any pension, thrift, stock or deferred compensation plan of the Company; and

                  (iii) on behalf of the  Employee's  beneficiary,  the grant of
            Bonus Shares shall not affect the amount of any life insurance coverage available to such beneficiary under any life insurance plan covering employees of the Company.

            (d) Non-Transferability. Until such time as the shares are no longer at risk of forfeiture as herein provided, the applicable Bonus Shares granted hereunder are not transferable or assignable by Employee.

      11. Vacations. The Employee shall be entitled each year to a vacation of four weeks, during which time his compensation shall be paid in full. Each vacation shall be taken during a period of time to be mutually agreed upon by the parties.

      12. Board Membership. Immediately following the execution of this Agreement, the Company agrees to increase the number of members of its Board by one and shall appoint the Employee to fill the resulting vacancy. The Company agrees that during the term of this Agreement, the Company shall nominate and recommend to the Company's stockholders the Employee for election to the Company's Board.

      13. Intellectual Property. The Employee hereby agrees that any and all copyrights, patents, trademarks, patent or trademark applications, copyrights, franchises, licenses, permits, rights (including, without limitation, rights to software and rights to trade secrets and proprietary information, processes and know-how) and other authorizations (collectively, the "Rights") which he develops either alone or in collaboration with employees of the Company during the term of this Agreement shall belong exclusively to the Company and, if requested, he will execute any deeds, bills of sale, assignments, assurances, or any other actions or things necessary or desirable to vest, perfect, or confirm of record or otherwise in the Company its right, title, or interest in, to, or under any of the Rights.

      14. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered

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



or on the date mailed, postage prepaid, by certified mail, return receipt requested, if addressed to the respective parties as follows:

                  If to Employee:       641 Fifth Avenue
                                        New York, New York 10022

                  If to the Company:    Auto Bond Acceptance Co.
                                        301 Congress Avenue, 9th Floor
                                        Austin, Texas 78701

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

      15. Specific Performance. The Employee acknowledges that a remedy at law for any breach or attempted breach of Section 8, 9, 10 or 12 of this Agreement will be inadequate, agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

      16. Severability. In case any term, phrase, clause, paragraph, section, restriction, covenant or agreement contained in this Agreement shall be held to be invalid or unenforceable, the same shall be deemed, and it is hereby agreed that the same are meant to be several, and shall not defeat or impair the remaining provisions hereof.

      17. Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent or continuing breach of this Agreement by the Employee.

      18. Assignment. This Agreement may not be assigned by the Employee. Neither the Employee nor his spouse or estate shall have any right to commute, encumber or dispose of any right to receive payments hereunder, it being agreed that such payments and the right thereto are nonassignable and nontransferable.

      19. Binding Effect. Subject to the provisions of Section 18, this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

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


      20. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the matters covered hereby.

      21. Amendment. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

      22. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of Texas.

      23. Survival. The provisions of this Sections 8, 9, 10 and 12 shall survive until the termination of this Agreement, regardless of the fact that the Company will no longer be obligated to continue to make payments to the Employee hereunder.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                              THE COMPANY:

                                              AUTO BOND ACCEPTANCE CO.


                                              By /s/ WILLIAM O. WINSAUER
                                                 -------------------------------
                                                   WILLIAM O. WINSAUER, Chief
                                                      Executive  Officer

                                              THE EMPLOYEE:

                                              /s/ ADRIAN KATZ
                                              ----------------------------------
                                              ADRIAN KATZ

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